INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statement
No. 333-40363 of The Pep Boys - Manny, Moe and Jack on Form S-8 of our report dated June 24, 2002, appearing in this Annual Report on Form 11-K of
The Pep Boys Savings Plan - Puerto Rico for the year ended December 31, 2001.






/s/ DELOITTE & TOUCHE LLP
Philadelphia,  Pennsylvania
June 24, 2002